UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

5BARz INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53778	26-4343002
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1218 Third Ave., Suite 505 Seattle, Washington
(Address of principal executive offices)

(877) 723-7255

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                  Unregistered Sales of Equity Securities

Securities sold:

During the period July 25, 2013 through November 18, 2013 the Company received subscription agreements, aggregating $2,721,390 pursuant to a private placement offering memorandum, for the sale of 27,213,904 units, sold at a price of $0.10 per unit. Each unit is comprised of one common share of the common stock of the issuer, par value $0.001 per share, and one share purchase warrant to acquire a second common share at a price of $0.30. The warrant is exercisable for a period of two years.

Consideration:

The securities were sold for cash proceeds of $2,116,980 and securities to settle debts aggregate $604,410. The aggregate offering proceeds were received by the Company without discount or commissions on the sales.

Exemption from Registration Claimed

The subscription agreements were sold to accredited investors, in reliance on “Rule 506” exemption from registration.

Terms of exercise – Attached Warrants

The warrants attached to the unit offering may be exercised at any time up to the date of expiry of the warrants, which is two years from the date of issue of the securities, for cash proceeds of $0.30 per unit.

Use of Proceeds

Proceeds from the offering are to be used for general working capital purposes, for funding the opening of the Company’s innovation center in San Diego, California, and to finance the initial order of inventory to commence commercial shipments of product from the Company, as well as the completion of the second generation cellular network extender in process for delivery under the terms of a collaboration arrangement with a major global wireless carrier.

ITEM 8.01

Settlement of Debts:

On September 30, 2013, the Registrant entered into an agreement with a subsidiary Company, Cellynx Group, Inc. to extend the terms of a Line of Credit agreement that it had entered into with that 60% owned subsidiary (See Revolving Line of Credit – Extension Agreement, filed with the Companies 10Q – September 30, 2013.). In conjunction with the extension agreement, the Registrant assumed liabilities under the Line of Credit Agreement, that were owed by the subsidiary to third parties in the amount of $1,435,506. Those liabilities were settled for shares during the period September 30, 2013 to November 18, 2013, as a part of the private placement referred to above. The aggregate amount of securities issued to settle those debts was $511,957, comprised of 5,119,570 shares and warrants to acquire another share at a strike price of $0.30 per unit. In addition the Registrant settled other liabilities that it owed to third parties in the amount of $92,453 by the issuance of those securities. The sales of securities and settlement of debts is outlined in the press release attached hereto as Exhibit 99.1 and Pro-Forma balance sheet attached hereto as Exhibit 99.2

Item 9.01                    Financial Statements and Exhibits

Exhibit

Number               Description

99.1 Press release dated November 12, 2013 – Completion of $2.7 Million Private Placement

99.2 Pro-Forma Balance Sheet – September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5BARz INTERNATIONAL, INC. (Registrant)

Date: December 11, 2013	By:	/s/ Daniel Bland
Name: Daniel Bland
Title: Chief Executive Officer